NEWS RELEASE

CONTANGO SILVER & GOLD INC.

Contango Announces $9.0 Million Cash Distribution from the Peak Gold JV and Update on 2026 Exploration Plans

FAIRBANKS, AK -- (April 22, 2026) -- Contango Silver & Gold Inc. (“Contango” or the “Company”) (NYSE American/TSX: CTGO) is pleased to announce that the Peak Gold JV made a cash distribution in the amount of $9 million (“M”) to Contango on March 25, 2026. The Peak Gold JV completed the first of four campaigns planned for 2026, with the second campaign scheduled to commence in mid-May 2026.

Advancing the Path to Production with a Robust 2026 Exploration Program

The Company is pleased to outline its 2026 operational roadmap to advance our pipeline of advanced exploration-stage projects. The 2026 campaign is headlined by: 1) a sustained underground drill program at Lucky Shot to support a Feasibility Study due H1 of 2027; 2) pivotal infrastructure construction and permitting at the Johnson Tract Critical Metals project; and 3) an updated Mineral Resource Estimate (MRE) at the Kitsault Valley project followed by a comprehensive drilling program to support a preliminary development plan for the Kitsault Valley assets due H1 2027. This 2026 program is fully funded to drive high-margin growth and systematic project de-risking as follows:

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Lucky Shot: Operational momentum continues with 5,900 meters of underground drilling already completed as of April 21st with the Company on track to complete an additional 12,100 meters of surface and underground drilling this year—part of a $21 M investment designed to underpin a Feasibility Study, slated to be completed in H1 2027.
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Johnson Tract: With a $17 M budget for 2026, key milestones include the construction of a 3-mile access road from the camp to the portal site, winterization of camp for year-round operations, mobilizing equipment for the portal site preparation, and critical environmental permitting for the road and barge landing facilities under the FAST-41 program.
•
Kitsault Valley: Following completion of a new MRE expected by the end of Q2, a transformative 40,000 meter surface drilling program is expected to begin in June. The $25 M campaign aims to infill known mineral resources at Homestake, Wolf, Dolly Varden, North Star and Torbrit, while testing high-priority exploration targets across the Company’s wider holdings in the southern corner of the Golden Triangle. Following the drill program this year will be the formulation of a preliminary development plan in the form of Preliminary Economic Analysis/Initial Assessment (PEA/IA) for the Kitsault Valley assets.

Across all operations, the Company remains committed to transparent and proactive community outreach, ensuring our growth aligns with local partnerships.

Rick Van Nieuwenhuyse, the Company’s Chief Executive Officer stated, “The $9 million cash distribution from the Peak Gold JV underscores the unique strength of our business model—using cash flow from our producing mine operations to fund the aggressive advancement of our 100%-owned assets. We are hitting the ground running in 2026 with the strongest balance sheet and the most aggressive operational schedule in our Company’s history. With nearly 60,000 meters of drilling and important infrastructure work planned in 2026, we are rapidly advancing and de-risking our Tier-1 assets toward production. This is a year of execution, and we are fully funded to deliver on the milestones that will define our next chapter as a leading silver and gold developer in Alaska and British Columbia.”

ABOUT CONTANGO

Contango is a NYSE American and TSX listed company that engages in the exploration for and development and production of gold and associated minerals in Alaska and in the Golden Triangle in British Columbia. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross Gold Corporation, operator of the Peak Gold JV. The Company and its subsidiaries also have (i) a lease on the Johnson Tract project, which consists of mineral rights to approximately 21,000 acres located near tidewater, 125 miles southwest of Anchorage, Alaska, from the underlying owner, CIRI, (ii) a lease on the Lucky Shot project, which consists of mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims located in the Willow Mining District about 75 miles north of Anchorage, Alaska, from the underlying owner, Alaska Hardrock Inc., (iii) mineral rights to approximately 145,000 acres of State of Alaska mining claims, and (iv) mineral rights to approximately 11,700 acres of State of Alaska mining claims and upland mining leases, all of which give Contango the exclusive right to explore and develop minerals on these lands, (v) mineral tenures of approximately 247,000 acres (100,000 ha) located in and around the Kitsault Valley in the Golden Triangle of northwest British Columbia.

Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and forward-looking statements within the meaning of applicable securities (“Forward-looking Statements”). These include statements regarding Contango’s plans and expectations for its properties and operations, the content within future annual filings, operations in respect of Contango mineral properties and any benefits of investment in Contango. The Forward-looking Statements regarding Contango are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “intends”, “believes”, “ensures”, “forecasts”, “predicts”, “proposes”, “contemplates”, “aims”, “seeks”, “continues”, “potential”, “positioned”, “strategy”, “outlook”, “future”, “going forward”, “designed to”, and similar expressions or other words of similar meaning, and the negatives thereof, or stating that certain actions, events or results “may”, “might”, “will”, “should”, “would”, or “could” be taken, or that they are “possible”, “probable”, or “likely” to occur or be achieved). However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking Statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves); risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks; risks related to weather and other natural disasters; uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any Forward-looking Statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the Forward-looking Statements. Forward-looking Statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update Forward-looking Statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango Silver & Gold Inc.

Rick Van Nieuwenhuyse

(907) 388-7770

www.contangoore.com